UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 26, 2021

TD Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36055	45-4077653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25th Floor, Block C, Tairan Building

No. 31 Tairan 8th Road, Futian District

Shenzhen, Guangdong, PRC 518000

(Address of Principal Executive Offices)

+86 (0755) 88898711

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	GLG	Nasdaq Capital Market

 Explanatory Note

This amendment to the Current Report on Form 8-K/A (“Form 8-K/A”) is being filed to amend the Current Report on Form 8-K initially filed by TD Holdings, Inc. (the “Company”) with the Securities and Exchange Commission on March 29, 2021 (the “Original Form 8-K”). The Company is filing this Form 8-K/A to amend the item number for certain disclosures in the Original Form 8-K and provide anticipated timing of the restatements. Except as set forth in the foregoing, the Original Form 8-K is unchanged.

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or A Related Audit Report or Completed Interim Review.

On March 26, 2021, the Audit Committee (the “Audit Committee”) of the Board of Directors of TD Holdings, Inc. (the “Company”), after discussion with the Company’s management, concluded that the Company’s previously issued financial statements contained in the Company’s Quarterly Reports (“2020 Quarterly Reports”) on Form 10-Q for the periods ended March 31, 2020, June 30, 2020, and September 30, 2020 (collectively “Non-Reliance Periods”), originally filed on June 26, 2020, August 14, 2020, and November 13, 2020, respectively, should no longer be relied upon. Similarly, related press releases, earnings releases, and investor communications describing the Company’s financial statements for the Non-Reliance Periods should no longer be relied upon.

The Company’s review of the above mentioned filings revealed that (1) in accordance with FASB ASC Topic 606, Revenue from Contracts with Customers, service revenues previously recognized for supply chain management services have been determined to not meet the definition of US GAAP; (2) sales revenues from commodity trading business may need to be amended since certain transactions shall be further evaluated whether the Company is a principal or an agent; and (3) in accordance with FASB ASC Topic 850, Related Party Disclosures, transactions with certain related parties shall be properly identified or disclosed. This does not affect the Company's cash position, cash flow or liquidity, but the potential reversal of recognition of supply chain management services may materially decrease the Company’s revenue and net income, and the potential net presentation of sales from commodity trading business may materially decrease the Company’s revenue.

The Company intends to file restatements of its financial statements for the Non-Reliance Periods to amend and restate financial statements and other financial information in the first half of April or as soon as practicable. The restatements are expected to have an impact on the financial statements for the Non-Reliance Periods with changes reflected in the relevant financial statements, due to reversal of revenues from supply chain management and net presentation of revenues from commodity trading business, which impacted the Company’s net income (loss) and earnings (loss) per share, and related disclosures and Management’s Discussion and Analysis of Financial Condition and Results of Operations. In addition, the identification of related parties may change the footnote for related parties. Changes due to the restatement are expected to have significant impact on our operations.

The Audit Committee discussed with BF Borgers CPA PC (“BFB”), the Company’s current independent registered public accounting firm, the matters disclosed in this Item 4.02(a). BFB was provided with a copy of the disclosures made herein and was given the opportunity, no later than the day of the filing of this 8-K, to review these disclosures and provide us with a letter stating whether or not they agree with these disclosures. A copy of the letters from BFB is attached hereto as Exhibit 7.01, and which is incorporated herein by reference.

Management is assessing the effect of the restatements on the Company’s internal control over financial reporting and its disclosure controls and procedures. The Company expects to report one or more material weaknesses following completion of its investigation of the cause of these restatements. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of a company’s annual or interim financial statements will not be prevented or detected on a timely basis. The existence of one or more material weaknesses precludes a conclusion by management that a company’s disclosure controls and procedures and internal control over financial reporting are effective. In addition, the Audit Committee, the Board of Directors, and management have begun evaluating appropriate remediation actions. The Company’s remediation plans and changes to internal control over financial reporting will be disclosed in its future periodic filings.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits

7.01 Non reliance letter from BF Borgers CPA PC pursuant to Item 4.02(a), dated March 31, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TD HOLDINGS, INC.

Date: March 31, 2021	By:	/s/ Renmei Ouyang
	Name:	Renmei Ouyang
	Title:	Chief Executive Officer